Exhibit 10(e)

SECOND RESTATEMENT OF THE
UFP INDUSTRIES, INC. DIRECTOR COMPENSATION PLAN

1.ESTABLISHMENT. UFP Industries, Inc. (the "Company") established the Universal Forest Products, Inc. Director Compensation Plan (the "Plan") for Eligible Directors as an unfunded plan for the benefit of a selected group of nonemployee management persons. Prior to this restatement, the Plan was known as the Universal Forest Products, Inc. Director Retainer Stock Plan.
2.EFFECTIVE DATE. This Second Restatement of the Plan shall become effective immediately upon its approval by the Board of Directors of the Company for Plan Years commencing on or after January 1, 2022.
3.PURPOSE. The purpose of the Plan is to provide Eligible Directors with a means of electing to defer the receipt of their annual cash and stock fees, or to increase, on a current basis, their ownership of the Company's stock.
4.DEFINITIONS.
(a)Code. The term "Code" means the Internal Revenue Code, as amended.
(b)Company. The term "Company" shall mean UFP Industries, Inc., a Michigan corporation, and its successors and assigns.
(c)Deferral Account. The term "Deferral Account" shall have the meaning given in Paragraph 6 of the Plan.
(d)Election Agreement. The term "Election Agreement" shall mean each and every Election Agreement executed by an Eligible Director and delivered to the Company hereunder, the form of which is attached to the Plan as Exhibit A, and is incorporated by reference herein.
(e)Eligible Director. The term "Eligible Director'' shall mean any present or future director of the Company who is not an employee of the Company or any subsidiary or affiliate of the Company.
(f)Market Price. The term "Market Price" shall mean the consolidated closing bid price per share of the Stock as reported on the NASDAQ Global Select Market on the date of the required calculation or, if there were no Stock transactions on such day, on the next preceding day on which there were Stock transactions.
(g)Participating Director. The term "Participating Director'' shall mean an Eligible Director who has executed and delivered an Election Agreement to the Company.
(h)Deferred Payment Date. The term "Deferred Payment Date" shall mean the earliest of:
i.	The Participating Director's death,
ii.	The Participating Director's total and permanent disability, as defined in Treas. Reg. 1.409A-3(i)(4), or
iii.	The date specified in the Participating Director's Election Agreement (the "Optional Payment Date"), unless no Optional Payment Date is specified in the Election Agreement, in which case the Optional Payment Date shall be deemed selected and shall be the date of the Participating Director's Retirement.

No acceleration of the Deferred Payment Date is permitted unless authorized under the Code or in the regulations or guidance thereunder.

(i)Plan Year. The Plan Year shall be January 1 to December 31 of each year.

(j)Retainer Fee. The term "Retainer Fee" means fees payable with respect to an Eligible Director for his or her services as a director and/or committee member during the Plan Year in question.  The Retainer Fee shall be payable in cash (the "Cash Fee") and in shares of Company Stock (the "Stock Fee").
(k)Retirement. The term "Retirement" shall mean the voluntary or involuntary resignation of a director, the removal of a director with or without cause, or the conclusion of a director's term of office where the director is not reelected by shareholders of the Company to a succeeding term, to the extent such event qualifies as a separation from service within the meaning of Internal Revenue Code Section 409A, as amended, and the Treasury Regulations promulgated thereunder.
(l)Stock. The term "Stock" shall mean the no par value common stock of the Company.
5.DIRECTORS' ELECTIONS. Each Eligible Director may specify in his or her Election Agreement, on an annual basis as set forth in Section 6, to defer receipt of the following forms of compensation:
(a)Deferral of Cash Fee.  All or a percentage portion of the Retainer Fee that is to be paid to the Eligible Director in cash to which the Eligible Director may be entitled for the next succeeding Plan Year following the year in which the deferral election is made on account of service as a director of the Company (the "Deferred Cash Fee"),
(b)Deferral of Stock Fee.  All or a percentage portion of the Retainer Fee that is to be paid to the Eligible Director in the form of Stock to which the Eligible Director may be entitled for the next succeeding Plan Year following the year in which the deferral election is made on account of service as a director of the Company (the "Deferred Stock Fee"), and/or
(c)Deferral of Committee Cash Fees.  All or a percentage of portion of the Retainer Fee paid to an Eligible Director in cash to which the Eligible Director may be entitled for the next succeeding Plan Year following the Plan Year in which the deferral election is made on account of service as a member of a committee of the Board of Directors of the Company, including committee chairperson fees (the "Deferred Committee Fee" and collectively with the Deferred Cash Fee and Deferred Stock Fee, the "Deferred Fee").

Any portion of an Eligible Director's Retainer Fee that the Eligible Director does not elect to be part of the Deferred Fee (the "Non-Deferred Fee") shall be paid to the Eligible Director as set forth in Section 7.

6.ELECTION PROCEDURES. In order to participate in the Plan for a particular Plan Year, an Eligible Director must elect in writing on a properly completed and executed Election Agreement to participate, and deliver this Election Agreement to the Company at the address specified in the Election Agreement. Such election must be effective before the beginning of the Plan Year to which the election relates. An Eligible Director may, however, make an election in writing to participate with respect to the remainder of a Plan Year within thirty (30) days after the date the Eligible Director first becomes eligible to participate in the Plan.
7.PAYMENT OF NON-DEFERRED FEE.
(a)Non-Deferred Cash Fee.  The portion of the Non-Deferred Fee that is to be paid to the Eligible Director in cash (the "Non-Deferred Cash Fee") shall be paid to the Eligible Director on the day upon which such amounts are earned, as set forth in this Section 7. For this purpose, the amounts of a Participating Director's Non-Deferred Fee are deemed earned on May 1 (February through April amounts), August 1 (May through July amounts), November 1 (August through October amounts), and the next February 1 (November through January amounts) (collectively, the "Non-Deferred Payment Dates").
(b)Non-Deferred Stock Fee.  The portion of the Non-Deferred Retainer that is to be paid to the Eligible Director in Stock (the "Non-Deferred Stock Fee") will be used to acquire, at a price per share equal to Market Price on the applicable Non-Deferred Payment Date, as many whole shares of Stock as possible using the Non-Deferred Stock Fee of that Eligible Director. Stock acquired for this purpose may be either newly issued shares or shares purchased by the Company and reissued. The shares of Stock will be issued to the Eligible Director within five (5) business days after the Non-Deferred Payment Date, provided that no shares may be sold, conveyed, assigned, pledged, or otherwise transferred by the Eligible Director until at least six (6) months after the Non-Deferred Payment Date. Any portion of the Non-Deferred Stock Fee remaining after purchase of the whole shares of Stock will be carried forward until the next Non-Deferred Payment Date, unless the Eligible Director has terminated participation in the Plan before such date, in which case such remainder will be paid in cash.
8.DEFERRAL ACCOUNT.
(a)Establishment of Account. The Company shall establish and maintain a Deferral Account for each Participating Director. The Deferral Account shall reflect all entries required to be made pursuant to the terms and conditions of the Participating Director's Election Agreement. There shall be a separate accounting for each Election Agreement made by each Participating Director.
(b)Credits to Account.
i.	Cash Deferrals. The Company shall credit to a Participating Director's Deferral Account a number (to four decimal places) of units that is equal to 110% of the amount of the Participating Directors' Deferred Cash Fee pursuant to Section 5(a) or the Deferred Committee Fee pursuant to Section 5(c) pursuant to an Election Agreement, as periodically earned by the Participating Director divided by the Market Price on the day upon which such amounts are earned. For this purpose, the amounts of a Participating Director's Deferred Cash Fee are deemed earned on May 1 (February through April amounts), August 1 (May through July amounts), November 1 (August through October amounts), and the next February 1 (November through January amounts).
ii.	Stock Deferrals. The Company shall credit to the Deferral Account, on each day the number of units that is equal to 100% of the number of shares of Company Stock deferred pursuant to the Participating Directors' Deferred Stock Director Retainer under to Section 5(b) (including any fractional shares), as periodically earned by the Participating Director. For this purpose, the amounts of a Participating Director's Deferred Stock Fee are deemed earned on May 1 (February through April amounts), August 1 (May through July amounts), November 1 (August through October amounts), and the next February 1 (November through January amounts).
iii.	Credits for Dividend Payments. The Company shall credit to the Deferral Account, on each day the Company declares a cash dividend to holders of the Stock, that number (to four decimal places) of units that is equal to the total number of units in the Participating Director's Deferral Account on the declaration date for such dividend, multiplied by the cash dividend per share of Stock dividend by the Market Price on the declaration date for such dividend.
iv.	Adjustments. The number of units credited to a Deferral Account t shall be adjusted appropriately by the Company in the event of any change in the Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares and other like capital changes, but no adjustment shall be required by reason of any sales of shares of Stock by the Company at any price, whether below, at or above Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege or otherwise, and a Participating Director shall have no rights as a holder of Stock unless and until a certificate for shares of Stock is issued by the Company.
9.PAYMENT OF DEFERRAL ACCOUNT VALUE.
(a)General. The Company shall, with respect to each Deferral Account for each Participating Director, cause to be delivered to such Participating Director (or any applicable alternate payee, as determined under the Plan or the applicable Election Agreement) as soon as practicable following the Payment Date, but in no event later than two and one-half (2.5) months following the last day of the Plan Year that includes applicable the Payment Date, the Payment Date value of such Deferral Account, in the form of shares of Stock, so that for each single unit credited to the Deferral Account the Participating Director shall be entitled to payment in the form of a single share of Company Stock, pursuant to the express terms and conditions of the Plan and the applicable Election Agreement. The Company may fulfill any obligation to pay shares of Stock pursuant to the terms of this Plan by newly-issued shares or shares purchased by the Company and reissued.
(b)Disability. If a Payment Date occurs by reason of a determination by the Company that the Participating Director has become totally and permanently disabled (as defined in Code Section 409A), and if the disability is due to mental incapacity, the shares of Stock deliverable under the Plan and the applicable Election Agreement shall be issued in the name of and delivered to the Participating Director's legally appointed personal representative. If no such representative has been appointed, then delivery date shall be in the name of and to the Participating Director's spouse, or if the Participating Director is then unmarried, such shares of stock or dollar amount shall be held until the persons who would be entitled thereto, if the Participating Director were then to die intestate, make proper claim of the Company for such shares of stock or dollar amount.
(c)Death. If a Payment Date occurs because the Participating Director died, the shares of Stock required to be delivered under the Plan and the applicable Election Agreement shall be issued not later than two (2) months following the end of the Plan Year in which the Participating Director died, in the name and delivered to the Participating Director's beneficiary (or beneficiaries) as designated in the applicable Election Agreement, or, if none are so designated, in the name of and to the legally appointed personal representative of the Participating Director's estate. If no legal proceedings for such appointment have been instituted within sixty (60) days after receipt by the Company of notice of the Participating Director's death, such delivery shall be in accordance with the last sentence of Paragraph 7(b) above.
10.ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, each of whom qualifies as an "independent" director under the applicable rules of the NASDAQ stock market (the "Plan Administrator"), who shall have the authority to interpret the Plan and to adopt procedures for implementing the Plan.
11.OTHER BENEFITS. Except to the extent specifically provided in the Company's Retirement Plan for Directors, or any other plan or arrangement maintained or sponsored by the Company, the Plan benefits to Eligible Directors (other than Retainer Fees) shall not be deemed to be compensation for the purpose of computing benefits under such Retirement Plan for Directors or other plan or arrangement.
12.STATUS OF DEFERRAL ACCOUNT. The Company shall have full and unrestricted use of all property or amounts payable pursuant to the Plan, and title to and beneficial ownership of any assets which the Company may earmark to pay the amounts hereunder shall at all times remain in the Company and no Eligible Director shall have any property interest whatsoever in any specific assets of the Company. The Deferral Account is a nominal account for bookkeeping purposes, and is not intended to be a trust account or escrow account for the benefit of a Participating Director or any other person, or an asset segregation for the benefit of a Participating Director or any other person. All Stock or cash held in a trust shall be held on a commingled basis and shall be subject to the claims of general creditors of the Company.

All Stock held in any such trust shall be voted by the trustee of the trust in its discretion. The sole right of a Participating Director, or a Participating Director's heirs or personal representatives, is a right as an unsecured general creditor of the Company to claim any shares of Stock or dollar amount to which the Participating Director becomes entitled, pursuant to the terms and conditions of the Participating Director's Election Agreement and the Plan. The Company shall provide each Participating Director with an annual report of his or her Deferral Account balance. Such reporting shall be made each January.
13.AMENDMENT OR TERMINATION. The Company may, at any time and from time to time, terminate the Plan or make such amendments as it deems advisable; provided, however, that no such termination or amendment shall adversely affect or impair the contract rights of a Participating Director with respect to an effective Election Agreement, unless such Participating Director shall consent in writing to such termination or amendment; and, provided further, that no such amendment, without the approval of the Company's shareholders, may materially increase the benefits accruing to Eligible Directors under the Plan, increase the number of shares of Stock distributed under the Plan, or materially modify the requirements as to eligibility under the Plan.
14.STOCK SUBJECT TO PLAN. The maximum number of shares of Stock that shall be reserved for issuance under the Plan as part of either a Deferred Fee or a Non-Deferred Fee shall be 150,000 shares, subject to adjustment upon changes in the capitalization of the Company as provided in Paragraph 8(b) of the Plan.
15.Regulatory Restrictions. All certificates for shares of Company Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Company, any stock exchange or stock market upon which the Company Stock is then listed or traded and any applicable Federal, state, or foreign securities law, and the Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
16.NON-PLAN DEFERRAL ARRANGEMENTS. The Company does not intend that this Plan replace or supersede any presently existing compensation or deferral arrangement or preclude the Company from implementing additional compensation or deferral arrangements.
17.FUTURE DIRECTOR TERMS. Nothing in this Plan or in any Election Agreement shall obligate a director to continue as such, or to accept any nomination for a future term as a director of the Company, or require the Company to nominate or cause the nomination of the director for a future term as a director of the Company.
18.NO ALIENATION. No shares of Stock or dollar amount deliverable under the Plan or under an Election Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrances, or charge, other than by will or the laws of descent and distribution.
19.WITHHOLDING. The Company is entitled to withhold and deduct from any amounts due from the Company to a Participating Director, all legally required amounts necessary to satisfy any federal, state, or local withholding and employment-related taxes arising directly or indirectly in connection with the Plan or any Election Agreement, and the Company may require the Participating Director to remit promptly to the Company the amount of such taxes before taking any future actions with respect to the Participating Director's Deferral Account or Election Agreement.
20.CODE SECTION 409A. It is intended that the payments and provided under this Plan shall either be exempt from the application of, or comply with, the requirements of Code Section 409A, and the Plan shall be construed in a manner that effects such intent. Neither any Participating Director nor the Company shall intentionally take any action to accelerate or delay the payment of any amounts in any manner which would not be in compliance with Cod Section 409A without the consent of the other party. Nevertheless, the tax treatment of the payments provided under this Agreement is not warranted or guaranteed. Neither the Company, its subsidiaries or affiliates, nor their respective directors, officers, employees, or advisers (other than the Participating Director, as applicable) shall be held liable for any taxes, interest, penalties, or other monetary amounts owed by any Participating Director or any other taxpayer as a result of this Plan. The Plan may be amended as reasonably necessary or desirable to legally minimize any adverse tax consequences to Participating Directors and/or the Company, and to preserve, to the fullest extent permissible, the economic provisions set forth in the Plan.

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